UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 5, 2017
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, Connecticut 06926
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) Pitney Bowes Inc. (the “Company”) has made the following announcements to be effective October 2, 2017:
(i) Mark Shearer, currently Executive Vice President and President, SMB Solutions, will transition to a new position as Executive Vice President Pitney Bowes Inc. in which he will serve until sometime during the first quarter of 2018 when he has indicated his intention to retire from the Company. During this period, Mr. Shearer will assist in transitioning his responsibilities as well as to take on other projects as may be assigned by the President and Chief Executive Officer. Mr. Shearer will continue to report to the President and Chief Executive Officer. The board of directors has authorized the Chief Executive Officer to confer retiree status on Mr. Shearer with respect to his long-term incentive awards at such time as he retires from the Company. The board has previously conferred retirement status from time to time under similar circumstances. The Pitney Bowes Stock Plan treats executives who have attained age 55 with 10 years of Company service as retirees with the following consequences: (a) RSUs, outstanding for at least one year, vest assuming the performance criteria has been met; (b) PSUs are prorated based on full months of active service through the date of retirement and the number of units vesting will be determined by the board for the entire class of awardees at the end of the three-year performance cycle; and (c) nonqualified options, outstanding for at least one year, vest and remain exercisable for the remainder of the award term;

(ii) The board of directors elected Jason Dies, currently President of our Document Messaging Technologies division (DMT), an executive officer of Pitney Bowes with the new title of Executive Vice President and President, SMB Solutions. He will report directly to the President and Chief Executive Officer;

(iii) The board of directors approved a change in responsibilities of Christoph Stehmann. Mr. Stehmann, currently Executive Vice President and President, Enterprise Solutions Group, will become Executive Vice President, SMB Solutions International and will continue to report directly to the President and Chief Executive Officer; and

(iv) The board of directors approved a change in the responsibilities of Lila Snyder who is currently Executive Vice President and President, Global Ecommerce. Ms. Snyder’s responsibilities will expand and her new title will be Executive Vice President and President, Ecommerce and Presort Services. Ms. Snyder will report directly to the President and Chief Executive Officer.

ITEM 8.01.     OTHER EVENTS.

On October 4, 2017, the Company issued a press release announcing the changes discussed above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Current Report.

ITEM 9.01. EXHIBITS.

(d)    Exhibits

Exhibit Number Description of Exhibit

99.1 Press release of Pitney Bowes Inc. dated October 4, 2017 announcing the changes described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

October 5, 2017

/s/ Daniel Goldstein
Daniel Goldstein
Executive Vice President, Chief Legal Officer and Corporate Secretary